UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

MASTEC, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on May 29, 2008, for MasTec, Inc.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mtz. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2008 Annual Meeting and need YOUR participation.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 19, 2008.

View Proxy Materials and Annual Report Online at www.proxydocs.com/mtz A convenient way to view proxy materials and VOTE!

Material may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/mtz	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number
located in the shaded gray box below.

*
If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

To view your proxy materials online, go to www.proxydocs.com/mtz. Have the 12 digit control number available when you access the website and follow the instructions.

ACCOUNT NO.	# SHARES

MasTec, Inc. Notice of Annual Meeting
The 2008 Annual Meeting of Shareholders of MasTec, Inc. will be held on Thursday, May 29, 2008 at 9:30 a.m. local time, at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, the 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134. For directions call (305) 599-1800. At the Annual Meeting, shareholders will be asked to vote on the following proposals:
1.	The election of Ernst N. Csiszar, Julia L. Johnson, Jorge Mas and Jose R. Mas as Class I directors to serve until the 2011 Annual Meeting of Shareholders;

2.	The reapproval of the Section 162(m) of the Internal Revenue Code material terms of the MasTec, Inc. 2003 Employee Stock Incentive Plan; and

3.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a share holder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.